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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 28, 2006 (August 25, 2006)
Date of Report — (Date of earliest event reported)

PARAMOUNT ACQUISTION CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-51518 (Commission File Number)	20-2938469 (IRS Employer Identification No.)

787 7th Avenue, 48th Floor
New York, NY 10019
(Address of principal executive offices) (Zip Code)

(212) 554-4300
(Registrant's telephone number)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

        On August 25, 2006, Paramount Acquisition Corp., a Delaware corporation ("Paramount"), entered into a Contribution Agreement (the "Contribution Agreement") among Paramount, BioValve Technologies Inc. ("BioValve"), BTI Tech, Inc., a wholly-owned subsidiary of BioValve ("BTI"), and Valeritas LLC ("Valeritas" or the "Company"). Pursuant to the Contribution Agreement, on the closing date, subject to stockholder approval, Paramount will acquire approximately 58% of the membership units of Valeritas (the "Membership Units"). Valeritas, a wholly-owned subsidiary of BioValve, is an innovative medical technologies company focused on developing and bringing to market proprietary technologies for the treatment of diabetes, including a novel insulin delivery system, and other acute and chronic disease states. Paramount has agreed that, in connection with the closing, Paramount will change its name to "Valeritas, Inc."

        A copy of the press release issued by Paramount is included as Exhibit 99.1 to this Current Report on Form 8-K.

Formation of Valeritas

        On August 2, 2006, BioValve organized Valeritas under the laws of the State of Delaware. Pursuant to a Formation Agreement, dated as of August 22, 2006 (the "Formation Agreement"), BioValve and BTI contributed to Valeritas all of their right, title and interest in and to all of the assets, properties and rights of BioValve and BTI to the extent related to BioValve's drug delivery/medical device initiative. The contribution included BioValve's intellectual property rights with respect to its h-Patch™, e-Patch™, Micro-Trans™ and Mini-Ject™ products. In exchange for the contribution to Valeritas, BioValve received a 99% membership interest in Valeritas and BTI received a 1% membership interest in Valeritas. Certain assets, including cash, accounts receivable, insurance contracts and other assets and contract rights listed in the Formation Agreement and principally related to BioValve's drug discovery business, were excluded from the contribution. In connection with the contribution, the Company assumed the following liabilities of BioValve and BTI: (i) certain unpaid ordinary course trade accounts payable related to the contributed assets (other than payable to affiliates of BioValve or BTI), (ii) a total of $1,000,000 in the form of promissory notes owed by BioValve to Robert Gonnelli, BioValve's Chief Executive Officer, and two other individuals or entities, and (iii) the liabilities and obligations of BioValve and BTI to the extent related to the ownership, use or possession of the contributed assets.

Contribution Agreement

        Contribution and Membership Units.    At the closing of the transactions contemplated by the Contribution Agreement, Paramount will apply funds currently held in its trust account to pay $10 million in cash to BioValve. In addition, all remaining Paramount operating funds, if any, and all funds remaining in the trust account, after giving effect to any redemptions for cash by Paramount stockholders of their shares of Paramount common stock pursuant to Paramount's certificate of incorporation, will be contributed to Valeritas.

        The Contribution Agreement provides that, in return for its contribution, Paramount will receive 11,900,000 Membership Units in Valeritas (less the number of shares of Paramount common stock, if any, that are redeemed for cash). Paramount will also receive (A) warrants to acquire 19,500,000 additional Membership Units, which warrants are mandatorily exercisable on a one-for-one basis upon the exercise of any of the outstanding warrants issued by Paramount in connection with its initial public offering, (B) an option to acquire (1) 425,000 Membership Units and (2) warrants to acquire 850,000 Membership Units, which option is mandatorily exercisable upon the exercise of the option previously issued by Paramount to EarlyBird Capital, Inc., and (C) the right to receive a number of Membership

Units equal to the number of shares issued by Paramount upon exchange of the notes or exercise of the warrants issued by Valeritas to holders of its Bridge Notes, described below.

        At the closing, BioValve will receive 8,547,000 Membership Units, subject to the adjustment described below, and BTI will receive 86,333 Membership Units. If the amount of cash contributed by Paramount to Valeritas, after giving effect to redemptions of Paramount common stock and the payment of certain transaction fees and expenses attributed to Paramount, exceeds $42,500,000, then such excess amount will be applied against the amount paid, if any, to Paramount stockholders who elect to redeem their shares of Paramount common stock, and will reduce the number of Membership Units issued to BioValve. Assuming that there are no adjustments to the number of Membership Units issued to Paramount or BioValve, immediately following the closing, Paramount will hold approximately 58% of the outstanding Membership Units.

        As described in more detail below under "Limited Liability Agreement of the Company—Transfers" and "—Redemption of Membership Interests", the Membership Units held by BioValve and BTI may, under certain circumstances and subject to certain limitations, be redeemed in exchange for shares of Paramount common stock on a one-for-one basis.

        Representations, warranties and covenants.    The parties have made customary representations, warranties and covenants in the Contribution Agreement, including BioValve's and the Company's agreement to operate in the ordinary course and not engage in certain kinds of transactions. Both Paramount and BioValve have agreed not to solicit alternative transactions or enter into discussions concerning, or provide information in connection with, alternative transactions.

        Conditions to Closing.    The closing of the transaction is subject to Paramount stockholder approval as well as customary closing conditions. In addition, the closing is conditioned on no more than 20% in interest of Paramount's common stock having demanded that Paramount redeem their shares for cash as permitted by the Paramount certificate of incorporation.

        Indemnification.    The Contribution Agreement provides that BioValve and BTI will jointly and severally indemnify Paramount and its affiliates (and, following the closing, Valeritas), and Paramount will indemnify BioValve, BTI and their affiliates, including Valeritas, against any losses arising from a breach or inaccuracy of any representation or warranty of such party or a breach or failure to perform any covenant of such party. BioValve and BTI will also indemnify Paramount (and, following the closing, Valeritas) against any losses arising from any liabilities not specifically assumed by Valeritas pursuant to the Formation Agreement. Paramount will indemnify BioValve and BTI for any losses arising from those obligations specifically assumed by Valeritas under the Formation Agreement. Subject to certain exceptions, indemnification for breach of a representation or warranty is subject to a $1,000,000 "first dollar" threshold and a $10,000,000 cap. Subject to certain exceptions, the representations and warranties of the parties expire 18 months following the closing date.

        Termination.    The Contribution Agreement contains certain termination rights for both Paramount and BioValve under specified circumstances, including in the event that the closing of the transactions contemplated by the Contribution Agreement has not occurred by January 31, 2006 (except in certain specified circumstances pursuant to which the closing date may be extended). The Contribution Agreement contemplates that a termination fee of $1,000,000 will be payable by Paramount to BioValve if the Contribution Agreement is terminated under certain specified circumstances and, at any time following the date of such termination, Paramount consummates a merger, consolidation or other substantial transfer of its securities or assets with a party other than BioValve.

Limited Liability Company Agreement of the Company

        At the closing of the Contribution Agreement, Paramount, BioValve, BTI and Valeritas will enter into an Amended and Restated Limited Liability Company Agreement of the Company (the "LLC

Agreement") substantially in the form attached as Exhibit A to the Contribution Agreement. The LLC Agreement contains customary provisions regarding organization, membership and meetings, and allocation of profits and losses.

        Organizational Matters; Membership; Board of Managers.    Pursuant to the LLC Agreement, the overall business, property and affairs of the Company will be managed under the direction of a Board of Managers. The Board of Managers will consist of seven Managers initially consisting of Robert Gonnelli, two Managers appointed by BioValve, two Managers appointed by Paramount, and two independent Managers mutually chosen and agreed upon by Paramount and BioValve. The LLC Agreement provides that each Manager must be willing and able to serve on the board of directors of Paramount (if so requested by Paramount).

        Transfers of Membership Units.    The LLC Agreement provides that, except with respect to redemptions or pledges of Membership Units described below, no member may transfer all or any portion of its Membership Units other than upon the unanimous written consent of the other members.

        Redemption of Membership Units.    The LLC Agreement provides that, following the second anniversary of the closing date, each of BioValve and BTI may, at any time, and from time to time, require the Company to redeem all or any portion of such member's Membership Units in exchange for shares of Paramount common stock. Upon such redemption, Paramount will receive additional Membership Units equal to the number of shares of Paramount common stock issued.

        Prior to the second anniversary of the closing date, BioValve and BTI may require the Company to redeem their Membership Units only as follows:

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  following the date that is six months after the closing date, BTI and BioValve may redeem or pledge up to 30% of their Membership Units;

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  following the first anniversary of the closing date, BTI and BioValve may redeem or pledge up to 35% of their Membership Units (inclusive of any Membership Units redeemed or pledged during the first year).

        Earnout Adjustment of Membership Units.    The LLC Agreement provides that a total of 15,750,000 additional Membership Units may be issued by the Company to BioValve as follows:

  •
  If the Company's sales of its h-Patch product for the treatment of diabetes are at least equal to $4,000,000, for fiscal year 2007 (subject to extension if the closing does not occur by December 31, 2006) and (ii) $125,000,000 for the fiscal year 2008 (the "Sales Threshold"), the Company will issue to BioValve (i) 1,000,000 Membership Units, for fiscal year 2007 and (ii) 1,750,000 Membership Units for fiscal year 2008 (the "Revenue Units"). Notwithstanding the foregoing, in the event that the Company's h-Patch sales for the treatment of diabetes for fiscal year 2008 are less than the Sales Threshold but greater than or equal to $75,000,000, BioValve will be entitled to receive the sum of (x) one-half of the Revenue Units that it was eligible to receive and (y) to the extent that such sales are greater than $75,000,000, a portion of the other one-half of the Revenue Units that it was eligible to receive that is proportional to the amount by which such sales for such fiscal year are between $75,000,000 and $125,000,000.

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  If the last sale price of the shares of Paramount common stock equals or exceeds (i) $11.00, for fiscal year 2007 and (ii) $16.00, for fiscal year 2008, for such period for any 20 trading days within a 180 trading-day-period, then the Company will within 30 days following the end of the applicable fiscal year issue to BioValve (i) 1,000,000 Membership Units, for fiscal year 2007 and (ii) 1,500,000 Membership Units, for fiscal year 2008.

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  If during fiscal year 2009, 2010 or 2011, the Company's final EBITDA is at least equal to $100,000,000, then the Company will issue 4,000,000 Membership Units to BioValve.

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  If during fiscal year 2012, 2013 or 2014, the Company's final EBITDA is at least equal to $200,000,000, then the Company will issue 5,500,000 Membership Units to BioValve.

        Upon the occurrence of a change of control of Paramount, the Company will issue to BioValve 50% of the maximum number of Membership Units that it could have received for any periods following the change of control.

        Additional cash payments to BioValve.    Under the LLC Agreement, BioValve is also entitled to the following cash payments:

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  For each fiscal year following the date of the LLC Agreement, the Company will pay to BioValve an amount in cash equal to 4% of the final gross revenue, up to an aggregate cap of $25,000,000.

  •
  Immediately following the redemption (or, if earlier, the exercise) of all outstanding warrants issued by Paramount in connection with its initial public offering, the Company will pay $15,000,000 in cash to BioValve.

        Restrictions on Paramount.    The LLC Agreement prohibits Paramount from directly or indirectly entering into or conducting any business other than in connection with the ownership, acquisition and disposition of the Membership Units.

Bridge Notes

        Immediately prior to the execution of the Contribution Agreement, BioValve and the Company entered into a bridge financing, the purpose of which is to provide working capital to the Company for use in building its medical device business in the period between the signing of the Contribution Agreement and the closing. As part of that financing, the Company sold Senior Secured Convertible Exchangeable Notes (the "Bridge Notes") in an aggregate principal amount of $6,900,000, which included $900,000 in aggregate principal amount of notes issued in exchange for the cancellation of $900,000 of debt assumed by the Company from BioValve referred to above. On the closing of the Contribution Agreement, an aggregate of 1,934,579 shares of Paramount common stock may become issuable upon the exchange of the Bridge Notes and exercise of warrants (at a price of $5.35 per share) issued by the Company to holders of the Bridge Notes (the "Bridge Warrants"). Paramount will receive one additional Membership Unit in the Company for each share of Paramount common stock issued in connection with the exchange of the Bridge Notes or the exercise of the Bridge Warrants.

Registration Rights Agreements

        At the closing of the Contribution Agreement:

  •
  Paramount, BioValve and BTI will enter into a registration rights agreement pursuant to which Paramount will grant to BioValve and BTI certain piggyback and demand registration rights with respect to the shares of Paramount common stock that are issuable to BioValve and BTI upon the redemption of their membership interests in the Company. The registration rights agreement will require Paramount, as soon as it becomes eligible to use Form S-3, to file a shelf registration statement under Rule 415 of the Securities Act for all the shares of Paramount common stock that are issuable upon redemption of the Membership Units held by BioValve and BTI.

  •
  Paramount and the holders of the Bridge Notes will enter into a registration rights agreement pursuant to which Paramount will agree to file a registration statement on Form S-3 within 30 days following the closing of the Contribution Agreement in order to register the re-sale of the shares of Paramount Common Stock issuable upon exchange of the Bridge Notes or exercise of the Bridge Warrants.

Employment Agreement

        On August 25, 2006, Paramount, Valeritas and Robert Gonnelli entered into a four-year employment agreement pursuant to which, commencing on the closing date, Mr. Gonnelli will serve as the Chief Executive Officer, and as Chairman of the Board of Managers, of Valeritas (the "Employment Agreement"). If the closing under the Contribution Agreement does not occur, the Employment Agreement is null and void and of no further force and effect.

        Pursuant to the Employment Agreement, Mr. Gonnelli will be entitled to an initial base salary of $475,000, which will be reviewed and subject to upward adjustment. Mr. Gonnelli will also be entitled to (i) an annual minimum bonus of $100,000, and (ii) an annual incentive bonus of up to $500,000, based on satisfaction of pre-established performance goals for each fiscal year. The first incentive bonus will be paid at the end of the second fiscal year of the Company, and the $500,000 maximum will be increased by multiplying it by a fraction, the numerator of which is the number of days from the closing date until the last day of the second fiscal year and the denominator of which is 365.

        Mr. Gonnelli will also be eligible to receive the following milestone bonuses: (i) a cash bonus equal to $250,000 payable 15 days after the later of the closing date, or the occurrence of an event that entitles BioValve to the issuance of 1,000,000 additional Membership Units under the Contribution Agreement, if Mr. Gonnelli is an employee of Valeritas on the later of the closing date or the date on which such event occurs, and (ii) the following additional bonuses 15 days after the Paramount market cap and average trading volume reach the following levels:

Market Cap	Average Trading Volume	Bonus
$250 million	30,000 Shares	$250,000
$500 million	60,000 Shares	$500,000
$1 billion	60,000 Shares	$1,000,000

        Under the Employment Agreement, the Paramount market cap shall be determined based on the number of Paramount's fully diluted shares which shall include any shares that would be issued upon a redemption of Membership Units under the LLC Agreement ("Fully Diluted Shares"). If a "change of control" (as defined in the LLC agreement) occurs pursuant to which Paramount's shares cease to be listed on a national securities exchange, upon such change in control, Mr. Gonnelli will be paid 50% of the unearned market cap bonuses.

        The Employment Agreement provides that, on the closing date, subject to approval by Paramount's stockholders of the Paramount Acquisition Corp. 2006 Incentive Compensation Plan (the "Plan"), Mr. Gonnelli will be granted 1,250,000 restricted shares of Paramount's common stock subject to restrictions on transferability pursuant to the Plan and the applicable grant certificate. Restrictions on the restricted shares will lapse in four equal annual installments commencing on the first anniversary of the date of the grant. If Paramount issues shares pursuant to the exercise of certain warrants, Paramount will grant Mr. Gonnelli additional restricted shares of Paramount's common stock such that the sum of the number of shares in the initial award and the additional shares expressed as a percentage of Paramount's Fully Diluted Shares after such issuance is equal to the number of shares in the initial award as a percentage of Paramount's Fully Diluted Shares immediately before such issuance. If the stockholders of Paramount do not approve the Plan on or before the first anniversary of the closing date, Paramount will provide Mr. Gonnelli with the economic equivalent of the restricted shares when such restricted shares would otherwise have vested.

        Mr. Gonnelli will be entitled to participate in such suitable medical, dental, pension and other benefit plans as the Board of Managers of Valeritas adopt.

        Mr. Gonnelli is entitled to receive severance payments in the following amounts, subject in each case to his execution and delivery of a valid and effective release:

            (i)  Termination by Mr. Gonnelli with "good reason" or termination by the Company without "cause", other than on account of death or "disability" (all as defined in the Employment Agreement): (A) salary, minimum bonus, and benefits for one year, (B) pro-rated incentive bonus for the year of termination and (C) eligibility for 100% of the market cap bonuses in first year following termination and 50% of the market cap bonuses in second year following termination;

           (ii)  Non-renewal of term of agreement on specified minimum terms: (A) salary, minimum bonus and benefits for six months, (B) pro-rated incentive bonus for the year of termination and (C) eligibility for 100% of the market cap bonuses in first six months following termination and 50% of the market cap bonuses in second six months following termination; and

          (iii)  "Change of control" plus termination (by Mr. Gonnelli with "good reason" or by Company without "cause") prior to the earlier of end of term and 18 months following the change of control: (A) lump sum equal to two times then-current salary and minimum bonus, (B) benefits for two years, (C) pro-rated incentive bonus for the year of termination and (D) eligibility for 100% of the market cap bonuses in first year following termination and 50% of the market cap bonuses in second year following termination.

        Paramount and the Company will indemnify Mr. Gonnelli on an after-tax basis for any excise taxes imposed on payments made to him upon a termination that follows a change of control as defined in Section 280G of the Internal Revenue Code (a definition that varies from the definition of change of control in his Employment Agreement). Paramount and the Company will also indemnify Mr. Gonnelli for losses, costs, damages and expenses arising out of claims relating to the services performed by him for the Company to the full extent permitted by law.

Cautionary Statements

        The Contribution Agreement has been included to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described in this Form 8-K, the Contribution Agreement is not intended to be a source of factual, business or operational information about the parties.

        Investors should not rely upon the representations and warranties in the Contribution Agreement as statements of factual information about any of the parties thereto. These representations and warranties were made only for purposes of the Contribution Agreement, were made solely to each other as of the date specified in the Contribution Agreement and are subject to modification or qualification by other disclosures made by the parties to each other in connection with the Contribution Agreement. Some of these representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality that is different from that generally applicable to public disclosures by the parties. Information about the parties to the Contribution Agreement can be found elsewhere in this document and in other public filings that the parties make with the SEC, which are available without charge at www.sec.gov. See "Additional Information and Where to Find It" below.

Additional Information and Where to Find It

        A stockholder meeting will be announced soon to obtain stockholder approval for the Contribution Agreement. Paramount intends to file with the Securities and Exchange Commission a proxy statement and other relevant materials in connection with the Contribution Agreement. The proxy statement will be mailed to Paramount's stockholders. PARAMOUNT'S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE CONTRIBUTION AGREEMENT, PARAMOUNT AND VALERITAS. Investors and stockholders may obtain free copies of these materials (when they are available) and other documents filed with the SEC at the SEC's website at www.sec.gov. A free copy of the proxy statement when it becomes available may also be obtained from Paramount, at 787 7th Avenue, 48th Floor, New York, NY 10019. Paramount and its officers and directors may be deemed to be participants in the solicitation of proxies from Paramount's stockholders with respect to the Contribution Agreement. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of Paramount and its respective executive officers and directors in the proposed Contribution Agreement by reading the proxy statement, which will be filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

  (c)
  Exhibits

2.1	Contribution Agreement, dated August 25, 2006, among Paramount, BioValve, BTI and Valeritas.
2.2	Form of Amended and Restated Limited Liability Company Agreement among Paramount, BioValve, BTI and Valeritas.
10.1	Employment Agreement, dated August 25, 2006, among Paramount, Valeritas and Robert Gonnelli.
99.1	Press Release, dated August 28, 2006.
99.2	Investor presentation, dated August 28, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT ACQUISITION CORP.
	By:	/s/ J. JAY LOBELL
Name: J. JAY LOBELL Title: CHIEF EXECUTIVE OFFICER
Dated: August 28, 2006

Exhibit Index

Exhibit No.
2.1	Contribution Agreement, dated August 25, 2006, among Paramount, BioValve, BTI and Valeritas.
2.2	Form of Amended and Restated Limited Liability Company Agreement among Paramount, BioValve, BTI and Valeritas.
10.1	Employment Agreement, dated August 25, 2006, among Paramount, Valeritas and Robert Gonnelli.
99.1	Press Release, dated August 28, 2006.
99.2	Investor presentation, dated August 28, 2006.

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SIGNATURES
Exhibit Index